EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of The Progressive Corporation on Form S-8 (File Nos. 33-51034, 333-41238 and 333-185703), pertaining to The Progressive 401(k) Plan, of our report dated May 18, 2015, with respect to the financial statements of The Progressive 401(k) Plan as of and for the years ended December 31, 2014 and 2013 included in this Annual Report on Form 11-K.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, LTD.

Cleveland, Ohio

May 18, 2015